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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) November 22, 2005
                                                 -----------------
(November 1, 2005)
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                          KV PHARMACEUTICAL COMPANY
------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)

        DELAWARE                   1-9601                   43-0618919
(State of Incorporation)    (Commission File No.)         (IRS Employer
                                                        Identification No.)


2503 SOUTH HANLEY ROAD
ST. LOUIS, MISSOURI                                            63144
(Address of principal executive officer)                     (Zip Code)

Registrant's telephone number including area code:  (314) 645-6600



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01    Entry into a Material Definitive Agreement.

On November 1, 2005, the Board of Directors of K-V Pharmaceutical Company (the "Company") granted awards of options to purchase the Company's Class A common stock to certain directors and executive officers under the K-V Pharmaceutical Company 2001 Incentive Stock Option Plan. The executive officers who were granted stock options include Gerald R. Mitchell, Vice President and Chief Financial Officer; Richard A. Chibnall, Vice President, Finance; Jerald J. Wenker, President, Ther-Rx Corporation; Paul T. Brady, President, Particle Dynamics, Inc. Those directors who were granted stock options include Kevin S. Carlie, David A. Van Vliet, Jean M. Bellin, Terry
B. Hatfield and Norman D. Schellenger.

The 2001 Plan is administered by the Company's Compensation Committee (currently consisting of Directors Norman D. Schellenger and David A. Van Vliet). Options issued under the 2001 Plan may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or may be nonqualified stock options. Shares which may be issued pursuant to options granted under the 2001 Plan are not to exceed in the aggregate 3,000,000 shares of Class A Stock and 1,500,000 shares of Class B Stock; provided, however, in no event may more than 4,500,000 shares of common stock of the Company in the aggregate be issued as an original grant under the Plan. All employees of the Company and other persons, including directors, consultants and contractors of the Company, are eligible to receive grants under the Plan.

The 2001 Plan will expire January 31, 2012, subject to the right of the Board of Directors to terminate the 2001 Plan at any time prior thereto.

An option enables the optionee to purchase shares of Class A Stock or Class B Stock (whichever class is designated by the Committee in connection with issuance of the option) at an option price per share of not less than the fair market value of such class of common stock at the time the option is granted; provided that, in the event of the grant of an option to an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of the Company's stock, the option price may not be less than 110% of the fair market value of the particular class of common stock for which the option is granted on the date of grant. In order to obtain shares, an option holder must pay the full option price to the Company at the time of the exercise of the option. The purchase price may be paid in cash or, with the consent of the Committee, shares of the Company's stock that are free and clear of all liens and encumbrances.

Options may be granted with terms of no more than ten years from the date of grant; except that, in the event of the grant of an option to an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of the Company stock, the term of such option may not exceed five years. If an optionee's employment or engagement with the Company ceases due to death or disability, the option or options will survive for a period of one year thereafter. Options granted under the Plan also survive for three months after retirement. Otherwise, any outstanding option expires and terminates automatically upon cessation of the employment or engagement of the optionee by the Company. Any shares as to which an option expires, lapses unexercised or is terminated or cancelled may be subject to a new option.

All stock purchased upon exercise of an option must be held by the Company for two years from the date of exercise; provided, that, if an optionee leaves the employ of the Company during this two-year period, the optionee's purchase of stock upon exercise of an option is voidable by the Committee.


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A copy of the Company's 2001 Incentive Stock Option Plan and the forms of award agreement for employees and directors are attached to this Form 8-K as exhibits.

Item  9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number    Description
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     10.1         KV-Pharmaceutical Company 2001 Incentive Stock Option Plan

     10.2 Form of 2001 Incentive Stock Option Plan Award Agreement for Employees

     10.3 Form of 2001 Incentive Stock Option Plan Award Agreement for Directors



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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        K-V PHARMACEUTICAL COMPANY


Date: November 22, 2005                 BY:  /s/ Richard A. Chibnall
      -----------------                      -------------------------------
                                                 Richard A. Chibnall
                                                 Vice President, Finance


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                                EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

     10.1         KV-Pharmaceutical Company 2001 Incentive Stock Option Plan

     10.2 Form of 2001 Incentive Stock Option Plan Award Agreement for Employees

     10.3 Form of 2001 Incentive Stock Option Plan Award Agreement for Directors